UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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BAXANO SURGICAL, INC.

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Baxano Surgical, Inc. Announces $10 Million Private Placement of Convertible Debentures

Secures Capital to Build Product Portfolio and Execute Commercial Growth Strategy Focused on Minimally Invasive Spine

RALEIGH, N.C., March 11, 2014 (GLOBE NEWSWIRE) -- Baxano Surgical, Inc. (NASDAQ:BAXS) (“Baxano Surgical” or the “Company”), a medical device company focused on designing, developing and marketing minimally invasive products to treat degenerative conditions of the spine affecting the lumbar region, announced today that it has entered into a definitive agreement with entities affiliated with two institutional investors in connection with a private placement of approximately $10 million aggregate principal amount of subordinated convertible debentures and warrants to purchase 9,428,000 shares of common stock. Prior to the closing of the private placement, the Company is required to obtain stockholder approval to increase the total number of its authorized shares of common stock and to approve the issuance of common stock pursuant to the debentures and warrants.

The debentures will be convertible into common stock at an initial conversion price of $1.06 per share and will bear interest at 6% per year, maturing on March 11, 2017. The warrants will have an initial exercise price of $1.19 per share.

“We are pleased to have entered into this financing transaction. We plan to use the proceeds to expand our product portfolio through the development of the Avance™ pedicle screw system, and to execute our commercial growth strategy as we continue to penetrate the minimally invasive spine market,” commented Ken Reali, President and CEO of Baxano Surgical.

Piper Jaffray & Co served as the lead placement agent and Stifel, Nicolaus and Company served as co-placement agent for the transaction.

The securities offered in this financing transaction have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to the terms of a registration rights agreement entered into with the purchasers, the Company has agreed to file within 10 days of the closing of this transaction a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issuable upon conversion of the debentures, as payment of interest pursuant to the debentures and upon exercise of the warrants. Any offering of Baxano Surgical’s securities under the resale registration statement referred to above will be made only by means of a prospectus.

This release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

About Baxano Surgical, Inc.

Baxano Surgical, Inc. is a medical device company focused on designing, developing, and marketing minimally invasive products to treat degenerative conditions of the spine affecting the lumbar region. Baxano Surgical currently markets the AxiaLIF® family of products for single and two level lower lumbar fusion, the VEO® lateral access and interbody fusion system, iO-Flex®, a proprietary set of flexible instruments used by surgeons during spinal decompression procedures and the iO-Tome® instrument, which rapidly and precisely removes bone, specifically the facet joints, which is commonly performed in spinal fusion procedures. Baxano Surgical was founded in May 2000 and is headquartered in Raleigh, North Carolina. For more information, visit www.baxanosurgical.com.

AxiaLIF, VEO, iO-Flex and iO-Tome are registered trademarks of Baxano Surgical.

Forward Looking Statements

This press release includes statements that are based on our current beliefs and assumptions. These statements constitute "forward looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause the Company’s results to differ materially from those described include, but are not limited to, the pace of adoption of the Company’s product technology by spine surgeons, the outcome of coverage and reimbursement decisions by the government and third party payors, the success of the Company’s continuing product development efforts, the effect on the Company’s business of existing and new regulatory requirements, the Company’s ability to close the contemplated private placement and to raise additional capital, the results of the stockholder votes to increase our authorized shares of common stock and to approve the issuance of common stock pursuant to the private placement, the Company’s ability to comply with its settlement agreement and Corporate Integrity Agreement with certain entities of the U.S. government, stockholder class action lawsuits, the price of the Company's common stock, the Company's ability to achieve revenue targets set forth it its credit facility and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with the Company’s business, please review the Company's filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent reports. You are cautioned not to place undue reliance on these forward looking statements, which are based on the Company's expectations as of the date of this press release and speak only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the private placement. The Company will file a proxy statement and other documents regarding the private placement described in this press release with the SEC. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PRIVATE PLACEMENT. Investors and securityholders will be able to obtain the proxy statement and other relevant documents free of charge at the SEC’s website, http://www.sec.gov, and the Company’s stockholders will receive information at an appropriate time on how to obtain the proxy statement and other transaction-related documents for free from the Company. Such documents are not currently available.

The Company and its directors, executive officers, certain members of management, and employees may be deemed to be participants in the solicitation of proxies of the Company’s stockholders to approve the issuance of the Company’s stock in connection with the private placement. Certain information regarding the participants and their interest in the solicitation is set forth in the proxy statement for the Company’s 2013 Annual Meeting of Stockholders filed with the SEC on July 5, 2013. Stockholders may obtain additional information regarding the interests of such participants by reading the proxy statement relating to the private placement when it becomes available.

CONTACT:	Baxano Surgical, Inc.
Tim Shannon, Interim Chief Financial Officer
919-926-8762

or

Westwicke Partners
Mark Klausner
443-213-0501
baxanosurgical@westwicke.com